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                                                                  EXHIBIT (j)(2)


Securities and Exchange Commission                                  May 20, 2002
450 Fifth Street, NW
Washington, DC  20549

Arthur Andersen LLP ("Andersen") has represented to the Northern Funds (the "Trust"), a Delaware business trust and registered management investment company, that its audit of the Trust for the year ended March 31, 2002, was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards. Additionally, Andersen represented that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

Northern Funds

/s/ Brian P. Ovaert
by Brian P. Ovaert
Treasurer

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 2, 2002, and to all references to our firm included in or made a part of this registration statement of Northern Funds (comprising the Global Communications Fund, Growth Equity Fund, Growth Opportunities Fund, Income Equity Fund, International Growth Equity Fund, International Select Equity Fund, Large Cap Value Fund, Mid Cap Growth Fund, Select Equity Fund, Small Cap Growth Fund, Small Cap Index Fund, Small Cap Value Fund, Stock Index Fund, Technology Fund, Arizona Tax-Exempt Fund, California Intermediate Tax-Exempt Fund, California Tax-Exempt Fund, Fixed Income Fund, Florida Intermediate Tax-Exempt Fund, Global Fixed Income Fund, High Yield Fixed Income Fund, High Yield Municipal Fund, Intermediate Tax-Exempt Fund, Short-Intermediate Tax-Exempt Fund, Tax-Exempt Fund, U.S. Government Fund, California Municipal Money Market Fund, Money Market Fund, Municipal Money Market Fund, U.S. Government Money Market Fund, U.S. Government Select Money Market Fund and Value Fund).

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Chicago, Illinois
May 28, 2002